                         EXECUTIVE EMPLOYMENT AGREEMENT

            THIS AGREEMENT (together with all schedules hereto, the "Agreement"), made in New York, New York as of the 15th day of October, 1997, between GT Interactive Software Corp., a Delaware corporation having its executive offices and principal place of business in New York, New York (the "Company"), and Michael A. Ryder, the undersigned individual ("Executive").

            WHEREAS, simultaneous with the execution and delivery hereof, the parties hereto, among others, are consummating the transactions contemplated by an Amended and Restated Agreement and Plan of Reorganization, dated as of September 12, 1997 (the "Acquisition Agreement"), pursuant to which the Company agreed to acquire by merger all of the outstanding capital stock of SingleTrac Entertainment Technologies, Inc. ("SingleTrac");

            NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

            1. Agreement Term.

                  The term of this Agreement shall be the three-year period commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement (the "Agreement Term").

            2. Employment.

                  (a) Employment by the Company. Executive agrees to be employed by the Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Executive shall serve as an executive of the Company and shall have such duties as may be prescribed by the Company and shall serve in such other and/or additional position(s) as the Company may determine from time to time.

                  (b) Performance of Duties. Throughout the Agreement Term, Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the Company and serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company. Until otherwise determined by the Chief Executive Officer or the Chief Operating Officer of the Company, Executive shall have the title and responsibilities, and shall report to the person, set forth on Schedule A hereto.

                  (c) Place of Performance. During the Agreement Term, Executive shall be based at the Company's offices at the location set forth on Schedule A hereto or at such other location(s) as the Company may determine and, in this regard, Executive shall maintain Executive's personal residence in such city or such other location(s) within reasonable access to Executive's place of employment. Executive hereby acknowledges that he shall have the commuting arrangement set forth on Schedule A (if applicable), and that Executive's duties shall otherwise require additional reasonable business travel from time to time.

            3. Compensation and Benefits.

                  (a) Base Salary. The Company agrees to pay to Executive for employment hereunder a base salary ("Base Salary") at the annual rate set forth on Schedule A hereto during the Agreement Term, payable in installments consistent with the Company's normal payroll practices.

                  (b) Benefits and Perquisites; Bonus. Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefit plans and programs, and receive the benefits and perquisites, generally provided to executives of the same level and responsibility as Executive. Nothing in this Agreement shall preclude the Company from terminating or amending from time to time any employee benefit plan or program, except the SingleTrac Bonus Pool (as defined below) which may be amended only with the consent of the senior management of the SingleTrac Studio (as defined in the Acquisition Agreement). In addition to the compensation provided for in this Agreement, Executive may be awarded bonuses and stock options as determined by the Board of Directors in its sole discretion.

                  (c) Travel, Business and Relocation Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of Executive's duties under this Agreement in accordance with the policies and procedures established by the Company from time to time for executives of the same level and responsibility as Executive. If applicable, Executive shall also be entitled to reimbursement of relocation expenses duly incurred by Executive as set forth on Schedule A hereto, provided, that in the event that Executive's employment is terminated by reason of his retirement or voluntary resignation other than for Good Reason (as defined in Section 5(d) below) prior to one year from the date hereof, Executive shall promptly repay two-thirds of such reimbursed expenses, plus the monthly prorated portion of the remaining one-third of such reimbursed expenses.

                  (d) Grant of Option and Terms Thereof. Within five days of the date of this Agreement, Executive shall be granted an option (the "Option"), pursuant to the Company's 1995 Stock Incentive Plan or 1997 Stock Incentive Plan, to purchase the number of shares (the "Option Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), set forth on Schedule A hereto. The exercise price for each Option Share shall be equal to the closing sale price of the Common Stock, as reported on the Nasdaq National Market, on the last trading date immediately preceding the grant date of the Option. The terms (including exercisability) of the Option shall be governed by the Company's 1995 Stock Incentive Plan or 1997 Stock Incentive Plan, as the case may be, as well as the applicable option agreement entered into pursuant to the terms of such applicable plan. The Compensation Committee of the Board of Directors of the Company has approved such grant. The Option constitutes the entire grant of options allocated to Executive under Section 2.1(e) of the Acquisition Agreement.

                  (e) Participation in SingleTrac Bonus Pool. Subject to the terms and conditions of the Acquisition Agreement and of this Agreement, Executive shall be entitled to participate, to the extent allocated to Executive, in the retention-oriented bonus pool established for employees of SingleTrac (the "SingleTrac Bonus Pool") pursuant to the Acquisition Agreement. Pursuant to the SingleTrac Bonus Pool, Executive is eligible to receive bonus payments as set forth on Attachment 1 of Schedule A.

                  (f) No Other Compensation or Benefits; Payment. The compensation and benefits specified in Sections 3 and 5 of this Agreement shall be in lieu of any and all other compensation and benefits. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices; provided, however, payments made pursuant to the SingleTrac Bonus Pool shall be made in accordance with the terms of the SingleTrac Bonus Pool. Such payment shall be subject to all applicable employment and withholding taxes.

                  (g) Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein or in any applicable employee benefit plan or program.

            4. Exclusive Employment; Noncompetition.

                  (a) No Conflict; No Other Employment. During the period of Executive's employment with the Company, Executive shall not: (i) engage in any activity which conflicts or interferes with or derogates from the performance of Executive's duties hereunder nor shall Executive engage in any other business activity, whether or not such business activity is pursued for gain or profit, except as approved in advance in writing by the Chief Executive Officer or the Board of Directors of the Company; or (ii) accept any other full-time, substantially full-time or part-time (except as such part-time employment is approved in advance in writing by the Chief Executive Officer or the Board of Directors of the Company) employment, whether as an executive or consultant or in any other capacity, and whether or not compensated therefor.

                  (b) No Competition. Without limiting the generality of the provisions of Sections 2(b) or 4(a), during the Agreement Term, Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, independent contractor, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business (as defined below) located in the United States; provided, however, that ownership of 1% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on The Nasdaq Stock Market, shall not constitute a breach of this Section 4, so long as Executive does not in fact have the power to control, or direct the management of, or is not otherwise associated with, such corporation; provided further, however, that if Executive's employment is terminated under Section 5(d), then the provisions of this Section 4(b) shall remain in effect only so long as and during the period in which the Company continues to pay to Executive amounts as severance pursuant to

Section 5(d).

            For purposes hereof, the term "Competing Business" shall include (i) any business or venture which (A) develops, designs, produces, creates, writes or programs, whether for original use or Conversion (as defined below), or (B) manufactures, publishes, licenses, sells, distributes or supplies, any Covered Software (as defined below) (or any related books or other intellectual property or merchandise relating thereto) for commercial use, whether for retail distribution, by direct marketing, electronically, by license to others, as work-for-hire, or otherwise; and (ii) any other business which is substantially similar to the whole or any significant part of the business conducted by the Company.

            As used herein, the term "Covered Software" shall mean video game software or other interactive entertainment software (or any part thereof, including without limitation, any engines or development tools used therein or therefor) for any hardware platform, including without limitation, personal computers and dedicated game consoles (such as, for example and without limitation, Sony PlayStation, Nintendo 64 and Sega Saturn, and their respective successor or future generation platforms). As used herein, the term "Conversion" shall mean any conversion or porting of any software (or any portion thereof) for use on a different hardware platform or in a different language.

                  (c) No Solicitation of Employment. For a period of two years following the termination of Executive's employment with the Company, Executive shall not solicit or encourage any other employee to leave the Company for any reason, nor assist a Competing Business or any other business in doing so. Without limiting the foregoing, Executive shall not employ an employee of the Company in any business in which Executive owns 15% or more of the stock or other securities of such business or in which Executive has the power to control, or direct the management of, such business.

                  (d) Company Contacts. Executive shall not, during the period of Executive's employment with the Company and for a period of eighteen months thereafter, except as required by the Company in the performance by Executive of his duties under this Agreement, directly or indirectly, contact or solicit any customer, supplier, licensor, or licensee (in each case including without limitation, publishers, developers, producers, designers and programmers) of the Company, or any such customer, supplier, licensor or licensee solicited by the Company, with whom Executive had come into contact, or whose account Executive had serviced or worked on, in connection with Executive's employment with the Company during the twelve month period immediately preceding the termination of such employment (collectively, "Company Contacts"), for the purpose of (i) buying, selling or licensing, or granting rights in, any Covered Software or related intellectual property to or from such person, or (ii) providing or obtaining any development, designing, production, creation, writing, programming or consulting services relating to any Covered Software to or from such person (collectively, "Specified Purpose"). In addition, no business in which Executive owns 15% or more of the stock or other securities or in which Executive has the power to control, or direct the management of, such business shall, directly or indirectly, enter into discussions with, regardless of who initiates such discussion, or do any business with any Company Contacts for any Specified Purpose.

            5. Termination of Employment.

                  (a) Termination. The Company may terminate Executive's employment for Cause (as defined below) or for any breach of this Agreement, in which case the provisions of Section 5(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as defined below), in which case the provisions of Section 5(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case the provisions of Section 5(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation, the provisions of Section 5(b) shall apply.

                  (b) Termination for Cause; Termination by Reason of Death or Retirement or Voluntary Resignation other than for Good Reason. In the event that Executive's employment hereunder is terminated during the Agreement Term
(x) by the Company for Cause (as defined below), (y) by reason of Executive's death or retirement or (z) by reason of Executive's voluntary resignation other than for Good Reason (as defined in Section 5(d) below), then the Company shall pay to Executive, consistent with the Company's normal payroll practices, only the Base Salary through such date of termination. For purposes of this Agreement, "Cause" shall mean (i) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) engaging in any substantiated act involving moral turpitude; (iii) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (iv) gross neglect or misconduct in the performance of Executive's duties hereunder; (v) willful or repeated failure or refusal to perform such duties as may be delegated to Executive commensurate with Executive's position; or (vi) breach of any provision of this Agreement by Executive.

                  (c) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for one hundred twenty (120) days within any three hundred sixty-five (365) day period, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate Executive's employment hereunder for "Disability". In that event, the Company shall pay to Executive, consistent with the Company's normal payroll practices, only the Base Salary through such date of termination. During any period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by
Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program.

                  (d) Termination By Company For Any Other Reason; Voluntary Resignation for Good Reason. In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 5(b) or 5(c) hereof, or by reason of Executive's voluntary resignation for Good Reason (as defined below), then the Company shall pay to Executive, consistent with the Company's normal payroll practices, the Base Salary through such date of termination and, in lieu of any further compensation and benefits (except the Bonus Pool Payment (as defined below) which will be paid in accordance with the SingleTrac Bonus Pool and the provisions of Section 5(e) hereof) for the balance of the Agreement Term, severance pay equal to the Base Salary that Executive would have otherwise received during the period (the "Severance Period") beginning on such date of termination and ending on the earlier of (i) the one-year anniversary of the effective date of such termination or (ii) the last day of the Agreement Term, which severance pay shall be paid commencing with such date of termination at the times and in the amounts such Base Salary would have been paid. Under such circumstances, except as set forth below, for the balance of the Severance Period, Executive shall also continue to participate in and receive the benefits and perquisites provided for in Sections 3(b) and 3(c) hereof (excluding any bonus and stock options under Section 3(b)) to the same extent as if Executive's employment hereunder had not been terminated; provided, however, that in the event that Executive shall breach Sections 4 or 6 hereof, in addition to any other remedies the Company may have in the event Executive breaches this Agreement, the Company's obligation pursuant to this Section 5(d) to continue or make such salary, severance, benefits and perquisites shall cease and Executive's rights thereto shall immediately terminate and shall be forfeited.

                  For the purposes of this Agreement, "Good Reason" shall mean
(i) a material diminution in Executive's responsibilities, as described on Schedule A hereto, (ii) a reduction in the Base Salary exceeding ten percent (10%) of the amount set forth on Schedule A hereto, or an elimination of all benefit plans and programs, benefits and perquisites referred to in Section 3(b), or (iii) a substantial change in the commuting arrangement set forth on Schedule A hereto (if applicable); provided, that in each case Executive shall have provided a written notice of any event described in clauses (i), (ii) or
(iii) of this sentence to the Company in accordance with Section 8(n) at least thirty (30) days prior to the date of his resignation for Good Reason, and such event is not cured by the Company within thirty (30) days of such notice.

                  (e) Bonus Pool Participation. In the event that Executive's employment hereunder is terminated under the provisions of Section 5(d), or by reason of Executive's death or Disability, so long as Executive is otherwise eligible to receive an award of his allocated share of the SingleTrac Bonus Pool (the "Bonus Pool Payment"), Executive (or, in case of his death, his devisee, legatee, other designee or his estate, as the case may be) shall receive the Bonus Pool Payment to the same extent as if Executive's employment had not been terminated. In the event that Executive's employment hereunder is terminated by the Company for Cause or by reason of Executive's retirement or voluntary resignation other than for Good Reason, Executive shall not be entitled to receive the Bonus Pool Payment except any portion thereof which became payable pursuant to the terms of the SingleTrac Bonus Pool prior to the date of such termination. Notwithstanding anything contained in this Agreement or the Acquisition Agreement, in the event that Executive shall breach Section 4 or 6 hereof, in addition to any other remedies the Company may have, the Company's obligation pursuant to this Section 5(e) and the Acquisition Agreement to make the Bonus Pool Payment to Executive shall cease and Executive's rights thereto shall immediately terminate and shall be forfeited.

                  (f) No Further Liability; Release. Payment made and performance by the Company in accordance with Section 5(d) shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment and continuing benefits and perquisites pursuant to and in accordance with this Section 5(d) (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The payment of any severance under Section 5(d) shall be conditioned upon the delivery by Executive to the Company of a release in form and substance satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

            6. Confidential Information.

                  (a) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive during the course or as a result of employment with the Company, which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labelled as Confidential Information by the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or to, or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs and designs, development tools, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, Electronic Data Information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

                  (b) Protection of Confidential Information. Executive acknowledges and agrees that in the performance of duties hereunder the Company discloses to and entrusts Executive with Confidential Information which is the exclusive property of the Company and which Executive may possess or use only in the performance of duties for the Company. Executive also acknowledges that Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of Executive's assigned duties and for the benefit of the Company, any Confidential Information, either during the Agreement Term or thereafter. In the event Executive desires to publish the results of Executive's work for or experiences with the Company through literature, interviews or speeches, Executive will submit requests for such interviews or such literature or speeches to the Chief Executive Officer of the Company at least fourteen (14) days before any anticipated dissemination of such information for a determination of whether such disclosure is in the best interests of the Company, including whether such disclosure may impair trade secret status or constitute an invasion of privacy. Executive agrees not to publish, disclose or otherwise disseminate such information without the prior written approval of the Chief Executive Officer of the Company. Without limiting the foregoing, such prior written approval shall not be required with respect to lectures or teachings by Executive at colleges or universities, provided, however, that Executive shall not disclose any Confidential Information during such lectures or teachings.

                  (c) Delivery of Records, Etc. In the event Executive's employment with the Company ceases for any reason, Executive will not remove from the Company's premises without its prior written consent any records (written or electronic), files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof. Upon request or when employment with the Company terminates, Executive will immediately deliver the same to the Company.

            7. Assignment and Transfer.

                  (a) Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

                  (b) Executive. Executive's rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

            8. Miscellaneous.

                  (a) Noncompetition Agreement. Nothing in this Agreement shall in any event limit the duration and enforceability of the Noncompetition Agreement, of even date herewith, between the Executive and the Company which has been entered into separately and as a condition to the Company's entry into the Acquisition Agreement.

                  (b) Other Obligations. Executive represents and warrants that neither Executive's employment with the Company nor Executive's performance of Executive's obligations hereunder will conflict with or violate or otherwise are inconsistent with any other obligations, legal or otherwise, which Executive may have.

                  (c) Nondisclosure; Other Employers. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. Executive represents and warrants that Executive has returned all property, proprietary information, trade secrets and confidential business information belonging to all prior employers.

                  (d) Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive.

                  (e) No Duty to Mitigate. Executive shall be under no duty to mitigate with respect to any severance or other amounts payable pursuant to Sections 5(c) or 5(d) hereof.

                  (f) Protection of Reputation. During the Agreement Term and thereafter, Executive agrees that he will not take any action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

                  (g) Governing Law. This Agreement, including the validity, interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or federal court located in New York, New York or Salt Lake City, Utah. The parties hereto expressly consent to the jurisdiction of such court in New York, New York or Salt Lake City, Utah in which either of such parties commences an action or proceeding and to venue therein and consent to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein directed to Executive at the address as provided in Section 8(n) hereof and to the Company's designated agent for service of process (which initially shall be GT Interactive Software Corp., 16 East 40th Street, New York, New York 10016, Attn: Secretary, which agent may be changed by the Company upon thirty (30) days' prior written notice to Executive).

                  (h) Entire Agreement. This Agreement (including the Exhibit hereto) together with the Acquisition Agreement and the agreements entered into in connection therewith contains the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting the subject matter hereof, including all prior employment agreements, if any, between the Company and Executive, which agreement(s) hereby are terminated and shall be of no further force or effect.

                  (i) Amendment. This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

                  (j) Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful. In this regard, Executive acknowledges that the provisions of Sections 4 and 6 are reasonable and necessary for the protection of the Company.

                  (k) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. The use herein of the word "including," when following any general provision, sentence, clause, statement, term or matter, shall be deemed to mean "including, without limitation". As used herein, "Company" shall mean the Company and its subsidiaries (including SingleTrac) and any purchaser of, successor to or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the Company's business or assets which is obligated to perform this Agreement by operation of law, agreement pursuant to Section 7 hereof or otherwise. As used herein, the words "day" or "days" shall mean a calendar day or days.

                  (l) Nonwaiver. Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

                  (m) Remedies for Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this

Agreement peculiar value, and, in the event of a breach or threatened breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 4 and 6 hereof). Without limiting the generality of the foregoing, if Executive breaches Sections 4 or 6 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin such Competing Business from receiving or using any such Confidential Information and/or to enjoin Executive from rendering personal services to or in connection with such Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

                  (n) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, to Executive's residence (as reflected in the Company's records or as otherwise designated by Executive on thirty (30) days' prior written notice to the Company) or to the Company's principal executive office, attention: President (with copies to the Director of Legal Affairs), as the case may be. All such notices, requests, consents and approvals shall be effective upon being deposited in the United States mail. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

                  (o) Assistance in Proceedings, Etc. Executive shall, without additional compensation (other than a reimbursement of documented, reasonable, out-of-pocket expenses), during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party.

                  (p) Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and rights and benefits afforded to the Company as provided in this Agreement shall survive cessation or termination of Executive's employment hereunder. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

                  (q) Company Policies. Executive shall comply with all standard policies of the Company, including, without limitation, such policies relating to restrictions on sale of the Company's securities while in possession of material inside information or outside of "window" periods (and, if Executive is deemed an "affiliate" of the Company under applicable SEC rules and interpretations, during periods which could adversely affect any "pooling of interests" transaction to which the Company is a party).

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.


GT Interactive Software Corp.          EXECUTIVE:


By: /s/ Ronald Chaimowitz              /s/ Michael A. Ryder
    ---------------------------        ---------------------------
Name:  Ronald Chaimowitz               Michael A. Ryder
Title: President

                                   SCHEDULE A


NAME OF EXECUTIVE:                 MIKE RYDER

TITLE:                     SENIOR VICE-PRESIDENT

LOCATION:                  SALT LAKE CITY

It is the intent of both parties that executive continue to reside in the Salt Lake City area while commuting as necessary to fulfill responsibilities in the San Francisco offices of the Company. The parties further acknowledge that the responsibilities and demands of the executive's position may lead to a decision by the executive to relocate to the San Francisco area. Executive's decision to relocate to the San Francisco area may be contingent on the Company providing an acceptable relocation reimbursement/compensation package. In addition, if a decision to relocate to San Francisco is made by executive, the Company will make a cost of living adjustment to executive's salary. The amount of cost of living adjustment shall be determined following good faith discussions between the executive and the Company.

COMMUTING ARRANGEMENT:

In addition to the travel requirements associated with carrying out the responsibilities of the position, executive is expected to commute on a regular basis between Salt Lake City and San Francisco. The Company shall reimburse reasonable expenses incurred by executive while commuting, including but not limited to air fare, auto rental, lodging and meals. Should executive demonstrate the cost effectiveness of doing so, the Company agrees to reimburse employee for lease of an automobile in lieu of renting, and for rent of an apartment, in lieu of hotel. In the event that executive's family travels to the San Francisco area in lieu of executive's travel to Salt Lake City, the Company shall reimburse the reasonable expenses incurred by executive's family, not to exceed the typical commuting expenses then being experienced by executive.

BASE SALARY:  $185,000

BONUS:

The executive shall receive bonus per Company policies as is appropriate for executives of similar title and responsibilities. In addition, the executive shall participate in the SingleTrac Bonus Plan.

REIMBURSEMENT OF RELOCATION EXPENSES:

Not applicable unless executive decides to relocate to San Frandsco as contemplated above. Should executive decide to relocate to the San Francisco area, the Company shall provide relocation benefits and expense reimbursement to be negotiated.

GT OPTION SHARES TO BE GRANTED:             35,000

REPORTING TO:                   Richard Burns

RESPONSIBILITIES:

|_| oversee all product development, both internal and external to the Company;

|_| ongoing management of products, development cycles, development contract negotiations and evaluations of product submissions;

|_| direct and coordinate project management staff and development personnel; or, the reasonable equivalent of the above responsibilities.